Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	March 27, 2013

H.B. Fuller Reports First Quarter 2013 Results

First Quarter Adjusted Diluted EPS from Continuing Operations $0.491;

First Quarter Diluted EPS from Continuing Operations $0.41;

Company Maintains 2013 EPS guidance of $2.55 to $2.65

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter that ended March 2, 2013.

First Quarter 2013 Highlights Included:

•	Business integration project remains on track;

•	Adjusted diluted EPS from continuing operations of $0.49[1] was up 20 percent versus last year;

•	Net revenue was up 39 percent, organic revenue was up 3 percent from last year’s first quarter;

•	Selling, General and Administrative (SG&A) expense was down 140 basis points as a percentage of net revenue versus last year;

•	Regional operating income[2] increased 29 percent versus last year.

First Quarter 2013 Results:

Net income from continuing operations for the first quarter of 2013 was $20.8 million, or $0.41 per diluted share, versus net income from continuing operations of $13.6 million, or $0.27 per diluted share, in last year’s first quarter. Adjusted diluted earnings per share from continuing operations in the first quarter of 2013 was $0.491, up 20 percent from the prior year’s adjusted result of $0.411.

Net revenue for the first quarter of 2013 was $479.8 million, up 38.9 percent versus the first quarter of 2012. When excluding the incremental revenue from the acquired Forbo business, net revenue growth was 3.6 percent, representing 3.2 percent organic growth and 0.4 percentage points of favorable foreign currency translation. The organic growth was comprised of a 1.1 percent increase in price and 2.1 percent growth in volume.

“We are off to a solid start to a very important year for H.B. Fuller,” said Jim Owens, H.B. Fuller president and chief executive officer. “We grew our business in the quarter and achieved our plans for operating profit despite a lackluster economic environment in most parts of the world. Our business integration project remains on track to deliver the committed benefits on time and on budget. Our guidance remains unchanged for the fiscal year and we are on target to deliver another successful year in 2013.”

Gross profit margin from continuing operations was down approximately 190 basis points compared to the prior year primarily due to the inclusion of the lower margin Forbo business. Relative to the prior year, Selling, General and Administrative (SG&A) expense from continuing operations increased by 30 percent, but was down 140 basis points as a percentage of net revenue to 20.3 percent.

Balance Sheet and Cash Flow:

At the end of the first quarter of 2013, the Company had cash totaling $163 million and total debt of $511 million. This compares to fourth quarter 2012 levels of $200 million and $520 million, respectively. Sequentially, net debt was up by approximately $28 million. Capital expenditures were $20 million in the first quarter, with the bulk of this spending related to the Company’s ongoing business integration activities. Operating cash flow in the first quarter was negative $11 million. Inventory balances increased about $21 million relative to the prior quarter. This increase reflects a normal seasonal building of inventory in advance of the expected higher volume levels in the second quarter and also the increased inventory requirements to support product transfers and facility closures related to the business integration.

Business Integration and Special Charges

The Company has implemented a comprehensive business integration program to deliver synergies related to the acquisition of the Forbo adhesives business and to improve the performance of the EIMEA operating segment. The table below provides an estimate of the expected one-time costs of executing this multi-year project. In addition, the table lists, for each cost element, the costs incurred in the current quarter and since the project’s inception in the fourth quarter of 2011:

	Expected	Costs Incurred
	Costs	Q1 2013	Total To-Date
Cost Elements	($ millions)	($ millions)	($ millions)
Acquisition and transformation	35	2	28
Workforce reduction	53	0	28
Facility exit	17	2	3
Other	10	1	3

Total cash costs	115	5	62
Total non-cash costs	6	0	3

Fiscal 2013 Outlook:

The Company’s earnings guidance for the 2013 fiscal year remains a range of $2.55 to $2.65 per diluted share. Guidance is based on adjusted earnings per share, which exclude all special charges related to the business integration project which is ongoing.

The table below shows each of the elements of the Company’s 2013 guidance. All amounts shown are presented on the basis described above.

Expected Full-Year
Earnings per Diluted Share	$2.55 to $2.65
Core Tax Rate	30%
Capex ( $ millions)	$110
EBITDA ($ millions)	$260-$265

Conference Call:

The Company will host an investor conference call to discuss first quarter 2013 results on Thursday, March 28, 2013, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding regional operating income, regional operating margin, adjusted diluted earnings per share from continuing operations and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and expertise to help its customers find precisely the right formulation for the right performance. With fiscal 2012 net revenue of $1.9 billion, H.B. Fuller serves customers in packaging, hygiene, general assembly, paper converting, woodworking, construction, automotive and consumer businesses. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended December 1, 2012. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended March 2, 2013	Percent of Net Revenue	13 Weeks Ended March 3, 2012	Percent of Net Revenue
Net revenue	$479,842	100.0%	$345,453	100.0%
Cost of sales	(346,466)	(72.2%)	(242,766)	(70.3%)

Gross profit	133,376	27.8%	102,687	29.7%
Selling, general and administrative expenses	(97,640)	(20.3%)	(75,031)	(21.7%)
Special charges, net	(5,333)	(1.1%)	(6,482)	(1.9%)
Other income (expense), net	378	0.1%	418	0.1%
Interest expense	(5,327)	(1.1%)	(2,618)	(0.8%)

Income from continuing operations before income taxes and income from equity method investments	25,454	5.3%	18,974	5.5%
Income taxes	(7,120)	(1.5%)	(7,563)	(2.2%)
Income from equity method investments	2,440	0.5%	2,196	0.6%

Income from continuing operations	20,774	4.3%	13,607	3.9%
Income from discontinued operations, net of tax	—	0.0%	1,723	0.5%

Net income including non-controlling interests	20,774	4.3%	15,330	4.4%
Net income attributable to non-controlling interests	(97)	(0.0%)	(25)	(0.0%)

Net income attributable to H.B. Fuller	$20,677	4.3%	$15,305	4.4%

Basic income per common share attributable to H.B. Fuller
Income from continuing operations	0.42		0.28
Income from discontinued operations	—		0.03

	$0.42		$0.31

Diluted income per common share attributable to H.B. Fuller
Income from continuing operations	0.41		0.27
Income from discontinued operations	—		0.03

	$0.41		$0.30

Weighted-average common shares outstanding:
Basic	49,817		49,365
Diluted	51,027		50,253
Dividends declared per common share	$0.085		$0.075

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	March 2, 2013	December 1, 2012	March 3, 2012
Cash & cash equivalents	$163,131	$200,436	$148,377
Trade accounts receivable, net	308,343	320,152	220,482
Inventories	229,442	208,531	143,364
Trade payables	167,926	163,062	126,445
Total assets	1,765,410	1,786,320	1,255,657
Total debt	510,981	520,225	227,603

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended March 2, 2013	13 Weeks Ended March 3, 2012
Net Revenue:
North America	$206,293	$150,526
EIMEA	177,501	110,724
Latin America	35,469	35,587
Asia Pacific	60,579	48,616

Total H.B. Fuller	$479,842	$345,453

Regional Operating Income:[2]
North America	$24,838	$18,063
EIMEA	6,473	6,438
Latin America	2,451	2,402
Asia Pacific	1,974	753

Total H.B. Fuller	$35,736	$27,656

Depreciation Expense:
North America	$4,417	$3,098
EIMEA	3,711	2,148
Latin America	370	389
Asia Pacific	1,246	1,036

Total H.B. Fuller	$9,744	$6,671

Amortization Expense:
North America	$3,107	$2,012
EIMEA	1,865	277
Latin America	62	3
Asia Pacific	473	268

Total H.B. Fuller	$5,507	$2,560

EBITDA:[3]
North America	$32,362	$23,173
EIMEA	12,049	8,863
Latin America	2,883	2,794
Asia Pacific	3,693	2,057

Total H.B. Fuller	$50,987	$36,887

Regional Operating Margin:[4]
North America	12.0%	12.0%
EIMEA	3.6%	5.8%
Latin America	6.9%	6.7%
Asia Pacific	3.3%	1.5%

Total H.B. Fuller	7.4%	8.0%

EBITDA Margin:[3]
North America	15.7%	15.4%
EIMEA	6.8%	8.0%
Latin America	8.1%	7.9%
Asia Pacific	6.1%	4.2%

Total H.B. Fuller	10.6%	10.7%

Net Revenue Growth:
North America	37.0%
EIMEA	60.3%
Latin America	(0.3%)
Asia Pacific	24.6%

Total H.B. Fuller	38.9%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

13 Weeks Ended March 2, 2013

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	1.2%	2.5%	(0.6%)	(1.2%)	1.1%
Volume	1.8%	2.8%	(1.8%)	4.4%	2.1%

Organic Growth	3.0%	5.3%	(2.4%)	3.2%	3.2%
F/X	0.1%	0.5%	0.0%	1.3%	0.4%
Acquisition	33.9%	54.5%	2.1%	20.1%	35.3%

	37.0%	60.3%	(0.3%)	24.6%	38.9%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended March 2, 2013	13 Weeks Ended March 3, 2012
Net income including non-controlling interests	$20,774	$15,330
Income (loss) from discontinued operations	—	(1,723)
Income from equity method investments	(2,440)	(2,196)
Income taxes	7,120	7,563
Interest expense	5,327	2,618
Other income (expense), net	(378)	(418)
Special charges	5,333	6,482

Regional Operating Income[2]	35,736	27,656
Depreciation expense	9,744	6,671
Amortization expense	5,507	2,560

EBITDA[3]	$50,987	$36,887
EBITDA margin[3]	10.6%	10.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended March 2, 2013	13 Weeks Ended March 3, 2012
Net revenue	$479,842	$345,453
Cost of sales	(346,466)	(242,766)

Gross profit	133,376	102,687
Selling, general and administrative expenses	(97,640)	(75,031)

Regional operating income[2]	35,736	27,656
Depreciation expense	9,744	6,671
Amortization expense	5,507	2,560

EBITDA[3]	$50,987	$36,887
EBITDA margin[3]	10.6%	10.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		13 Weeks Ended		13 Weeks Ended
		March 2, 2013	Adjustments	March 2, 2013
Net revenue		$479,842	$—	$479,842
Cost of sales		(346,466)	—	(346,466)

Gross profit		133,376	—	133,376
Selling, general and administrative expenses		(97,640)	—	(97,640)
Acquisition and transformation related costs	(2,282)
Workforce reduction costs	(484)
Facility exit costs	(1,789)
Other related costs	(778)

Special charges, net		(5,333)	(5,333)	—
Other income (expense), net		378	—	378
Interest expense		(5,327)	—	(5,327)

Income from continuing operations before income taxes and income from equity method investments		25,454	(5,333)	30,787
Income taxes		(7,120)	1,099	(8,219)
Income from equity method investments		2,440	—	2,440

Net income from continuing operations		20,774	(4,234)	25,008
Net (income) loss attributable to non-controlling interests		(97)	—	(97)

Net income attributable to H.B. Fuller		$20,677	$(4,234)	$24,911

Basic income (loss) from continuing operations per common share attributable to H.B. Fuller		$0.42	$(0.08)	$0.50

Diluted income (loss) from continuing operations per common share attributable to H.B. Fuller		$0.41	$(0.08)	$0.49 [1]

Weighted-average common shares outstanding:
Basic		49,817	49,817	49,817
Diluted		51,027	51,027	51,027

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

					Adjusted
		13 Weeks Ended			13 Weeks Ended
		March 3, 2012	Adjustments		March 3, 2012
Net revenue		$345,453	$		$345,453
Cost of sales		(242,766)			(242,766)

Gross profit		102,687		—	102,687
Selling, general and administrative expenses		(75,031)			(75,031)
Acquisition and transformation related costs	(1,943)
Workforce reduction costs	(3,955)
Facility exit costs	(343)
Other related costs	(241)

Special charges, net		(6,482)		(6,482)	—
Other income (expense), net		418		—	418
Interest expense		(2,618)		—	(2,618)

Income from continuing operations before income taxes and income from equity method investments		18,974		(6,482)	25,456
Income taxes		(7,563)		(371)	(7,192)
Income from equity method investments		2,196		—	2,196

Net income from continuing operations		13,607		(6,853)	20,460
Income from discontinued operations		1,723		—	1,723

Net income including non-controlling interests		15,330		(6,853)	22,183
Net (income) loss attributable to non-controlling interests		(25)		—	(25)

Net income attributable to H.B. Fuller		$15,305		$(6,853)	$22,158

Basic income per common share attributable to H.B. Fuller a
Income from continuing operations		0.28		(0.14)	0.41
income from discontinued operations		0.03		—	0.03

		$0.31		$(0.14)	$0.45

Diluted income per common share attributable to H.B. Fuller
Income from continuing operations		0.27		(0.14)	0.41 [1]
income from discontinued operations		0.03		—	0.03

		$0.30		$(0.14)	$0.44

Weighted-average common shares outstanding:
Basic		49,365		49,365	49,365
Diluted		50,253		50,253	50,253

[a]	Income per share amounts may not add due to rounding

[1]

Adjusted diluted earnings per share (EPS) from continuing operations is a non-GAAP financial measure. First quarters of 2013 and 2012 exclude special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project, which have been combined and are now referred to as the “business integration”. Special charges, net amounted to $5.3 million and $6.5 million on a pre-tax basis ($0.08 and $0.14 per diluted share) in Q1 2013 and Q1 2012, respectively.

[2]

Regional operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the regional operating income calculation. In Q1 2013, special charges, net totaled $5.3 million. In Q1 2012, special charges, net totaled $6.5 million.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a regional basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[4]	Regional operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.